UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
April 11, 2023
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices and Zip Code)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	MU	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 11, 2023, Micron Technology, Inc. ("Micron," "we," "us," or "our") settled its offering of $600,000,000 aggregate principal amount of 5.375% senior notes due 2028 (the "2028 Notes") and $900,000,000 aggregate principal amount of 5.875% senior notes due 2033 (the "2033 Notes" and, together with the 2028 Notes, the "Notes") in a public offering (the "Offering"). The Offering was made pursuant to a registration statement on Form S-3 (File No. 333-249838), including the prospectus contained therein (the "Base Prospectus"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a preliminary prospectus supplement dated April 5, 2023, a related final prospectus supplement dated April 5, 2023 (together with the Base Prospectus, the "Prospectus"), and a free writing prospectus dated April 5, 2023.

Each series of Notes was issued pursuant to an indenture, dated as of February 6, 2019 (the "Base Indenture"), between Micron and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, as supplemented by a seventh supplemental indenture, dated as of April 11, 2023 (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture"). The Indenture contains certain covenants, events of default and other customary provisions.

The 2028 Notes bear interest at a rate of 5.375% per year and will mature on April 15, 2028. Interest on the 2028 Notes is payable on April 15 and October 15 of each year, beginning on October 15, 2023. The 2033 Notes bear interest at a rate of 5.875% per year and will mature on September 15, 2033. Interest on the 2033 Notes is payable on March 15 and September 15 of each year, beginning on September 15, 2023.

Prior to the applicable Par Call Date (as defined below), we may redeem the Notes of any series at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (i)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes of such series matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current treasury rate plus 35 basis points, in the case of the 2028 Notes, and 40 basis points, in the case of the 2033 Notes, less (b) interest accrued to the date of redemption, and (ii) 100% of the principal amount of the Notes of the applicable series to be redeemed, and plus, in each case, accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the date of redemption. In addition, we may redeem the 2028 Notes or the 2033 Notes on or after the applicable Par Call Date at a redemption price equal to 100% of the principal amount of the Notes of the applicable series to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. "Par Call Date" means March 15, 2028 (one month prior to the maturity date), in the case of the 2028 Notes, and June 15, 2033 (three months prior to the maturity date), in the case of the 2033 Notes.

If we experience specified change of control triggering events with respect to Notes of a series, we must offer to repurchase the Notes of such series at a price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any.

The Indenture contains limited affirmative and negative covenants of Micron, each of which is subject to a number of limitations and exceptions in the Indenture. The negative covenants restrict our ability and certain of our subsidiaries to incur liens on Principal Property (as defined in the Indenture); to engage in sale and lease-back transactions with respect to any Principal Property; and our ability to consolidate, merge or convey, transfer or lease all or substantially all of our properties and assets.

Events of default under the Indenture include a failure to make payments, non-performance of affirmative and negative covenants, and the occurrence of bankruptcy and insolvency-related events. Our obligations may be accelerated upon an event of default, in which case the entire principal amount of the Notes would become immediately due and payable.

We intend to use a portion of the net proceeds from the sale of the Notes to repay a portion of the outstanding borrowings under our senior term loan due October 2024 and the remainder of the net proceeds for general corporate purposes.

The foregoing description of certain terms of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, the Seventh Supplemental Indenture, the form of the 2028 Notes and the form of the 2033 Notes, which are filed with this report as Exhibits 4.1, 4.2, 4.3, and 4.4, respectively.

Item 8.01.	Other Events.

Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Micron, has issued an opinion to Micron dated April 11, 2023 regarding the legality of the Notes. A copy of the opinion is filed as Exhibit 5.1 hereto.

* * * * *

As noted in our prospectus supplement, dated April 5, 2023, filed in connection with the offering of the Notes, and as disclosed in our Annual Report on Form 10-K for the fiscal year ended September 1, 2022, our direct sales to customers headquartered in mainland China accounted for approximately 11% of our fiscal year 2022 revenue, and direct sales to customers headquartered in Hong Kong accounted for approximately 5% of our fiscal year 2022 revenue.

In addition, our products sold to distributors are incorporated by third parties headquartered in China and Hong Kong into their own products. These third-party products, in many cases, may be manufactured in whole or in part in China. While we do not report these indirect sales of our products by geography, these indirect sales are less than direct sales to our customers headquartered in mainland China and Hong Kong. As is customary in the semiconductor industry, we also ship our products directly to locations within China for customers that are headquartered outside China.

On March 31, 2023, China’s Cyberspace Administration (the “CAC”) notified us that it will conduct a cybersecurity review of products sold by us in China. We are cooperating with the review by the CAC. To the extent that the review is lengthy or results in decisions by the CAC that are adverse to us, it may negatively impact direct sales of our products into China and Hong Kong, as well as the sales of our products through distributors to third parties. There can be no assurance that the CAC’s review will not prevent us from participating in the China market, in whole or in part, cause harm to our relationships with our customers, or otherwise adversely impact us, any of which could result in a material adverse effect on our business, results of operations, or financial condition.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1
Indenture, dated February 6, 2019, by and between Micron Technology, Inc. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Trustee, filed as Exhibit 4.1 to Micron’s Form 8-K filed on February 6, 2019

4.2	Seventh Supplemental Indenture, dated as of April 11, 2023, by and between Micron Technology, Inc. and U.S. Bank Trust Company, National Association, as Trustee
4.3	Form of Note for Micron Technology, Inc.’s 5.375% Senior Notes due 2028 (incorporated by reference from Exhibit 4.2 hereto)
4.4	Form of Note for Micron Technology, Inc.’s 5.875% Senior Notes due 2033 (incorporated by reference from Exhibit 4.2 hereto)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	April 11, 2023	By:	/s/ Mark Murphy
		Name:	Mark Murphy
		Title:	Executive Vice President and Chief Financial Officer